EXHIBIT 99.1

RESIGNATION LETTER

November 27, 2018

The Board of Directors

Yinfu Gold Corporation

Dongfang Science and Technology Mansion,

Suite 2408, Nanshan District,

Shenzhen, Peoples Republic of China 518000

Dear Jiang, Libin:

I hereby tender my resignation as the Chief Financial Officer of Yinfu Gold Corporation (the “Company”), effective November 27, 2018.

Please note that my resignation is not as a result of any disagreement between myself and the Company, its management, board of directors or any committee of the board of directors.

Sincerely,

/s/ Tsang, Yuk Chuen
Tsang, Yuk Chuen